UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreements with Citibank, N.A.

On March 3, 2017, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Holdings, LLC f/k/a PennyMac Mortgage Investment Trust Holdings I, LLC (“PMH”), entered into (i) an amendment and restatement of its Master Repurchase Agreement, dated as of December 9, 2010, by and among Citibank, N.A. (“Citibank”), PMC, PMH and PennyMac Loan Services, LLC (“PLS”) (the “NPL Repurchase Agreement”); and (ii) an amendment and restatement of its Master Repurchase Agreement, dated as of May 24, 2014, by and among Citibank, PMC and PLS (the “Loan Repo Facility” and, together with the NPL Repurchase Agreement, the “Repurchase Agreements”).

Pursuant to the terms of the Repurchase Agreements, PMC or PMH, as applicable, may sell to, and later repurchase from, Citibank certain residential mortgage loans. The Repurchase Agreements are committed to March 2, 2018 and the maximum aggregate purchase price provided for in each Repurchase Agreement is $800 million, $500 million of which is committed and the available amount of which is reduced under each Repurchase Agreement by the aggregate outstanding purchase price under the other Repurchase Agreement (and as defined therein). The obligations of PMC and PMH under the Repurchase Agreements are fully guaranteed by the Company. The mortgage loans are serviced by PLS, a subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), pursuant to the terms of each Repurchase Agreement.

The NPL Repurchase Agreement is used by PMC and PMH to fund distressed mortgage loans.  Under the NPL Repurchase Agreement, the principal amount paid by Citibank for each eligible mortgage loan is based on a percentage of the market value of such mortgage loan.  Upon the repurchase, or the sale, securitization or liquidation of such mortgage loan, PMC or PMH, as applicable, is required to repay Citibank the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation.

The Loan Repo Facility is used by PMC to fund newly originated mortgage loans that it purchases from correspondent sellers and holds pending sale and/or securitization.  Under the Loan Repo Facility, the principal amount paid by Citibank for each eligible mortgage loan is based on a percentage of the lesser of the market value as determined by Citibank in its sole discretion or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PMC is required to repay Citibank the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase.

The Repurchase Agreements and the related guaranties require the Company and PMC to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $830 million for the Company and $140 million for PMC, (ii) a minimum in unrestricted cash at all times greater than or equal to $40 million among the Company and its subsidiaries, and a minimum in unrestricted cash and cash equivalents between PMC and PMH at all times greater than or equal to $25 million in the aggregate, (iii) a ratio of total indebtedness to adjusted tangible net worth at all times not to exceed 7:1 for the Company and 12:1 for PMC; and (iv) profitability at the Company for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

The NPL Repurchase Agreement also requires PMH to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $220 million; (ii) a minimum in unrestricted cash and cash equivalents between PMH and PMC at all times greater than or equal to $25 million in the aggregate; and (iii) a ratio of total indebtedness to adjusted tangible net worth at all times not to exceed 10:1.

The NPL Repurchase Agreement further requires PLS to maintain certain financial covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $170 million; (ii) a minimum in unrestricted cash at all times greater than or equal to $20 million; (iii) a ratio of total indebtedness to adjusted tangible net worth at all times not to exceed 10:1; and (iv) profitability for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

Each Repurchase Agreement contains margin call provisions that provide Citibank with certain rights where there has been a decline in the market value of the purchased mortgage loans. Under these circumstances, Citibank may require PMC and/or PMH, as applicable, to transfer cash or additional eligible mortgage loans with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

In addition, each Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, servicer termination events, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default are also customary for these types of transactions and include the acceleration of the principal amount outstanding under the Repurchase Agreements and the liquidation by Citibank of the mortgage loans then subject to the Repurchase Agreements.

The Company, through PMC and PMH, is required to pay Citibank a fee for the structuring of the Repurchase Agreements, as well as certain other costs and expenses associated with the ongoing administration of the Repurchase Agreements.

The foregoing descriptions of the NPL Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Amended and Restated Master Repurchase Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1; and (ii) the full text of the Guaranty Agreement, which was filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K filed on December 15, 2010.

The foregoing descriptions of the Loan Repo Facility and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Amended and Restated Master Repurchase Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2; and (ii) the full text of the Guaranty Agreement, which was filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K filed on May 30, 2012.

Loan and Security Agreement

On March 3, 2017, the Company, through PMC and PMH, also entered into an amendment (the “Amendment”) to its Amended and Restated Loan and Security Agreement, dated as of September 15, 2016, by and among PMC and PMH, as borrowers, and Citibank, as lender (the “Loan Agreement”), pursuant to which PMC and PMH may finance certain MSRs and the related excess servicing spread pertaining to mortgage loans pooled into Freddie Mac securities.

The obligations of PMC and PMH under the Loan Agreement are joint and several and are fully guaranteed by the Company. The mortgage loans relating to the MSRs are subserviced by PLS. The Company, through PMC and PMH, is required to pay Citibank a commitment fee in connection with the Loan Agreement, as well as certain other administrative costs and expenses. The repayment date under the Loan Agreement is October 20, 2017.

Under the terms of the Amendment, the maximum aggregate purchase price provided for in the Loan Agreement was increased from $125 million to $400 million. All other terms and conditions of the Loan Agreement and the related guaranty remain the same in all material respects.

Other material terms of the Amended and Restated Loan and Security Agreement and the related guaranty by the Company are described more fully in the Company’s Current Report on Form 8-K filed on September 21, 2016. The foregoing descriptions of the Loan and Security Agreement, as amended, and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of Amendment Number Four to the Amended and Restated Loan and Security Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.3; and (ii) the full text of the Amended and Restated Loan and Security Agreement and the related Amended and Restated Guaranty Agreement, which were filed as Exhibit 10.2 and Exhibit 10.3, respectively, to the Company’s Current Report on Form 8-K filed on September 21, 2016.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, among Citibank, N.A., PennyMac Corp. and PennyMac Loan Services, LLC
10.2	Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, among Citibank, N.A., PennyMac Corp., PennyMac Holdings, LLC and PennyMac Loan Services, LLC
10.3	Amendment Number Four to the Amended and Restated Loan and Security Agreement, dated as of September 15, 2016, between PennyMac Corp., PennyMac Holdings, LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 8, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, among Citibank, N.A., PennyMac Corp. and PennyMac Loan Services, LLC
10.2	Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, among Citibank, N.A., PennyMac Corp., PennyMac Holdings, LLC and PennyMac Loan Services, LLC
10.3	Amendment Number Four to the Amended and Restated Loan and Security Agreement, dated as of September 15, 2016, between PennyMac Corp., PennyMac Holdings, LLC and Citibank, N.A.